Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 33-65507 on Form S-8 of our report dated August 14, 2017, appearing in this Annual Report on Form 11-K of the Liberty National Life Insurance Company 401(k) Plan for the year ended February 15, 2017.

/s/ Lane Gorman Trubitt, LLC

Dallas, Texas
August 14, 2017